Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-149544) pertaining to the Liberty Media Corporation 2007 Incentive Plan of Liberty Media Corporation of our report dated February 18, 2009 with respect to the consolidated financial statements of Expedia, Inc. included in Liberty Media Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington

November 20, 2009